UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 30, 2014

AMERICA GREENER TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53757	20-8195637
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

254 South Mulberry Street, Suite 113, Meza, AZ	85202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(480) 664-3650

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On July 30, 2014, America Greener Technologies, Inc. issued a press release announcing that it had entered into a joint venture agreement with Soft Wave Innovations, Inc.. A copy of this press release is included as Exhibit 99.1 to this report.

Pursuant to General Instruction B.2 of Form 8-K, the information in this Item 7.01 of Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise be subject to the liabilities of that section, nor is it incorporated by reference into any filing of America Greener Technologies, Inc. under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01	Other Events.

On July 22, 2014 America Greener Technologies, Inc. entered into a Joint Venture Agreement with Soft Wave Innovations, Inc. ("Soft Wave"). Under the terms of this agreement, the parties agreed to undertake a joint venture which will permit us to research and develop, manufacture, market and service certain of the Soft Wave technology related to an apparatus for generating a multi-vibrational field in worldwide residential, commercial and industrial markets including energy and power generation, petroleum and petrochemical, mining and mineral processing. The parties will form a limited liability corporation to be called "Soft Wave Systems by America Greener Technologies, Inc." in order to conduct the joint venture which will be managed by our company. A managers of the joint venture will be established which will be comprised of six members, with each party appointing three of the members.

We are required to make an initial cash contribution of $25,000 to the joint venture, as well as up to $50,000 for the design, development and construction of new power plant cooling tower system. We are also required to provide any necessary ongoing funding until such time as the joint venture has sufficient funds from cash flows to operate. Soft Wave is to receive a draw of $20,000 per month against future earnings. The profits and losses of the joint venture will be split 50%/50% by our company and Soft Wave.

The term of the joint venture will continue until the earlier of: (i) the dissolution upon the mutual consent of the parties; (ii) the termination under the terms of the Joint Venture Agreement; (iii) at such time as the parties agree to modify the terms whereby Soft Wave would receive shares of our common stock or royalty payments, or (iv) if there are $1 million in sales within 18 months from the date of the agreement. The Joint Venture Agreement also contains customary mutual indemnification provisions, as well as a confidentiality, noncompete and noncircumvention provision.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release dated July 30, 2014
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICA GREENER TECHNOLOGIES, INC.

Date: July 30, 2014	By: /s/ Michael C. Boyko
Michael C. Boyko, Chief Executive Officer and President
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